EXHIBIT 10.14
AMENDMENT — 1 TO INTELLECTUAL PROPERTY LICENSE AGREEMENT
This Amendment 1 to the Intellectual Property License Agreement (“Agreement”) is made between Media Distribution Solutions, LLC. (hereinafter called “MDS”) with its principal offices at 1701 Legacy Drive, Suite 2000, Frisco, TX 75034 and ESPRE Solutions, Inc., with its principal offices at 5700 West Plano Parkway, Suite 2600, Plano, TX 75093 (hereinafter called “ESPRE”).
     WHEREAS, MDS and ESPRE entered into a relationship on or about April 14th, 2006 as defined in the Intellectual Property License Agreement;
     WHEREAS, MDS has the exclusive license to the Business as defined in the Intellectual Property License Agreement;
     WHEREAS, ESPRE now desires to acquire a license to use the Licensed Technology for the express purpose of Entertainment Applications (as defined below); and
     WHEREAS, MDS is willing to grant such license for ESPRE’s Sports and Entertainment Applications on the terms and conditions as defined in this Amendment.
     NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the parties agree as follows:
     MDS and ESPRE hereby agree that the Agreement and Amendment 1 establish a new relationship as defined below.
     MDS and ESPRE hereby agree that the Agreement and Amendment 1 establish a new relationship as specifically defined in Paragraph 1.2 of the original Intellectual Property License Agreement.
     ESPRE wishes to re-license from MDS the Sports and Entertainment portion of the business from MDS to and End Licensee.
     MDS and ESPRE hereby agree that this Amendment 1 only amends 1.2 as defined below.
1.2	“Business” means MDS’s business to create, perform, reproduce, create derivative works of, develop, use, operate, market, sell, license, sublicense, display, publish, transmit and/or distribute the Software in the business-to-consumer and/or consumer-to-consumer markets in the Territory, including, without limitation, online classified, entertainment applications (excluding the movie, television broadcast business and sports entertainment), and/or direct consumer-oriented online communities.

1.2.1	MDS will no longer have the right to market the Software to the Sports Entertainment and Entertainment applications defined as sports show, sporting events, sports shorts, full length movies, movie trailers, previews, clips and TV previews (commonly referred to as Hollywood applications), full length television show, music videos and documentaries.
ESPRE agrees to pay according to the schedule outlined below:

Payment within 30 days of executing this Amendment in US funds	$450,000.00
Payment within 60 days of executing this Amendment in US funds	$475,000.00
Payment within 90 days of executing this Amendment in US funds	$500,000.00
Payment within 120 days of executing this Amendment in US funds	$550,000.00
     In addition, ESPRE will pay to MDS a five percent royalty (5%) on all Gross Revenues generated from the Sports and Entertainment portion of the business granted under this Amendment. ESPRE expects to receive royalty payments from the end licensee 10 days after the end of each quarter, and will pay MDS within 5 business days of receiving their royalty payment. Should ESPRE be late on this payment a 10% penalty will be assessed on the late payment.

     Should the end licensee of ESPRE be acquired by a third party and the license for Sports and Entertainment is transferred to such third party, MDS will receive from ESPRE, five percent (5%) of the net proceeds received by the end licensee in the transfer of the license. In consideration of the payment of five percent (5%) of the net proceeds MDS agrees to forego any further rights to royalty payments as stipulated in the preceding paragraph.
     If payment is not received within 120 days of executing this Amendment, this Amendment is terminated and considered void. The relationship between the parties will remain as defined in the Intellectual Property License Agreement.
     Any and all other terms and conditions of the Intellectual Property License Agreement remain in full force and effect.

MEDIA DISTRIBUTION SOLUTIONS, INC.
By:	/s/ Mike Shell
Its: President and CEO
Date: 4/17/07

ESPRE SOLUTIONS, INC.
By:	/s/ Pete Ianace
Its: President and CEO
Date: 4/13/07

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